Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE
DATED AS OF NOVEMBER 22, 2013
BETWEEN
GAMCO INVESTORS, INC.
AS ISSUER
AND
COMPUTERSHARE TRUST COMPANY, N.A.
AS TRUSTEE

            FIRST SUPPLEMENTAL INDENTURE, dated as of November 22, 2013 (the “First Supplemental Indenture”), between GAMCO Investors, Inc., a Delaware corporation (“GAMCO-DE”) and Computershare Trust Company, N.A. as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, GAMCO Investors, Inc., a New York corporation (“GAMCO-NY”) and Trustee entered into that certain Indenture, dated as of December 31, 2010 (the “Base Indenture”), which provides for the issuance by GAMCO-NY of the 0% Subordinated Debentures due 2015, as supplemented from time to time in accordance with the terms the Base Indenture (the “Securities”);

WHEREAS, GAMCO-DE was incorporated solely for the purpose of reincorporating GAMCO-NY in the State of Delaware from the State of New York;

WHEREAS, on November 22, 2013, GAMCO-NY merged with and into GAMCO-DE, with GAMCO-DE surviving the merger, for the purpose of reincorporating GAMCO-NY in the State of Delaware from the State of New York, said merger being permitted pursuant to Section 5.1 of the Base Indenture;

WHEREAS, pursuant to Section 5.2 of the Base Indenture, a successor entity to GAMCO-NY will succeed to, and be substituted for, and may exercise every right and power of, GAMCO-NY under the Base Indenture with the same effect as if such successor had been named therein as the “Company”.

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the holders of the Securities under the Base Indenture as follows:

1.            Defined Terms. As used in this First Supplemental Indenture, terms defined in the Base Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

2.           Assumption of Obligations.  Upon effectives of this First Supplemental Indenture, GAMCO-DE expressly assumes all the obligations and liabilities of, and adopts the obligations, liabilities and role of, GAMCO-NY under the Base Indenture and the Securities delivered thereunder.  All references to “Company” contained in the Base Indenture and the Securities delivered thereunder are hereby deemed for all purposes to refer to GAMCO-DE, with the same effect as if the GAMCO-DE had been named therein as the “Company.”

3.           Notices. All notices or other communications to GAMCO-DE shall be given as provided in Section 11.2 of the Base Indenture.

4.           Ratification of Base Indenture; First Supplemental Indenture Part of Base Indenture. Except as expressly amended hereby, the Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Base Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5.           Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.           Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

7.           Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.           Effect of Headings. The section headings herein are for convenience only and shall not affect the construction thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

GAMCO INVESTORS, INC.,
a Delaware corporation, as Issuer

By:	/s/ Thomas J. Hearity
	Name:	Thomas J. Hearity
	Title:	Acting General Counsel and Secretary

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ John M. Wahl
	Name:	John M. Wahl
	Title:	Corporate Trust Officer